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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-34198 of Large Scale Biology Corporation on Form S-1 of our report dated April 3, 2000, June 26, 2000, as to Note 15 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 15), appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
Sacramento, California
June 26, 2000